Exhibit 10.01

Information Architects Corporation Names Thomas Jaspers
Chief Financial Officer/Treasurer

ORLANDO, FL Tuesday, July 12, 2011 -- Information Architects Corporation (OTCQB: IACH) announced today that it has named Thomas Jaspers as its new Chief Financial Officer/Treasuer.

Mr. Jaspers as CFO will be primarily responsible for managing the financial risks of the corporation. Mr. Jaspers will also be responsible for financial planning, and record-keeping as well as financial reporting. In addition to being the CFO, Mr. Jaspers will also act as a Director on the Board for the corporation.

“The addition of Mr. Jaspers as CFO will be a great asset to the corporation.” noted Roland Breton, President of Information Architects Corp. "Mr. Jaspers as head of the IA Audit committee experience with IA as the person in charge of the IA audit and has a great understanding of what the corporation needs financially to succeed. Jaspers comprehensive understanding of IA’s financial position will greatly benefit the corporation, our clients, and our stockholders."

Before joining Information Architects Corp., Mr. Jaspers was a partner in Jaspers + Hall CPA firm from 2003 to 2009. During his time at Jaspers + Hall, he oversaw the audit for Information Architects Corporation.  Since 2009 Mr. Jaspers has worked as a financial consultant to the corporation.

Prior to Jaspers + Hall, Mr. Jaspers worked as a sole practitioner in a CPA business from 1981 to 1985. After his CPA business, he worked in the Oil and Gas industry from 1985 to 2010 as a working interest owner, developer, driller, gas reseller and transporter.

Mr. Jaspers graduated with a BSBA degree in Accounting from The Ohio State University in 1977; furthermore he was licensed as a CPA in Ohio from 1981 to 1986, and licensed in Colorado from 2003 to 2010.

He currently resides in Denver, Colorado.

Information Architects Corp. (IACH) is a worldwide Marketing and Distribution company.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. Information Architects Corporation disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies, and the purchasing activity or lack thereof by registered web mall members.

William Craig
954-358-7099